WATSON WYATT & COMPANY
                      SUBSIDIARIES OF THE REGISTRANT

                                    JURISDICTION OF        Name(s) under which
SUBSIDIARY NAME                     INCORPORATION/         such subsidiary does
                                    ORGANIZATION              business (if
                                                               different)*
---------------                     ---------------        --------------------

Watson Wyatt Argentina S.A.         Argentina
Watson Wyatt Australia Pty Ltd      Australia
Wycomp Pty Ltd                      Australia
Watson Wyatt S.A.                   Belgium
G&H Consulting Actuaries B.V.       Belgium
Watson Wyatt Brasil Ltda.           Brazil
Watson Wyatt Company Limited        Canada
Watson Wyatt Consultancy (Shanghai)
Ltd.                                China
Watson Wyatt Colombia S.A.          Colombia
Watson Wyatt S.A.R.L.               France
Watson Wyatt GmbH                   Germany
Wyatt Bode Grabner GmbH             Germany
Watson Wyatt International Pension
Trustees Ltd.                       Guernsey, Channel Islands
Watson Wyatt Hong Kong Limited      Hong Kong
Watson Wyatt Systems Ltd.           Hong Kong
Watson Wyatt India Private Limited  India
P.T. Watson Wyatt Purbajaga         Indonesia
Watson Wyatt ISSO s.r.l.            Italy
Watson Wyatt K.K.                   Japan
Watson Wyatt (Malaysia) Sdn. Bhd.   Malaysia
Watson Wyatt Holdings (Mauritius)
Limited                             Mauritius
Wyatt Internacional, S.A. de C.V.   Mexico
Watson Wyatt Mexico, S.A. de C.V.   Mexico
Watson Wyatt B.V.                   Netherlands
Watson Wyatt European Region B.V.   Netherlands
Watson Wyatt New Zealand Limited    New Zealand
Retirement Advisory Services (NZ)
Limited                             New Zealand
Retirement Trustees NZ Limited      New Zealand
Watson Wyatt Philippines, Inc.      Philippines
Watson Wyatt Puerto Rico, Inc.      Puerto Rico
Watson Wyatt Singapore Pte. Ltd.    Singapore
Watson Wyatt de Espana, S.A.        Spain
Watson Wyatt Lanka (Private)
Limited                             Sri Lanka
Watson Wyatt A.B.                   Sweden
Watson Wyatt AG                     Switzerland
Watson Wyatt (Thailand) Limited     Thailand
Graham & Company Limited            U.K.
PCL (1991) Limited                  U.K.
PCL Limited                         U.K.
The Wyatt Company (UK) Limited      U.K.
The Wyatt Company Holdings Limited  U.K.
Watson Wyatt Holdings (Europe)
Limited                             U.K.
Watson Wyatt Limited                U.K.
Wyatt Financial Services Limited    U.K.
Wyatt Pension Plan Trustee Limited  U.K.
Watson Wyatt Investment
Consulting, Inc.                    U.S. Delaware
Wyatt Preferred Choice, L.P.        U.S. Delaware
Wyatt Data Services, Inc.           U.S. Delaware
Wyatt Preferred Choice, L.L.C.      U.S. Delaware
Wyatt Asset Services, Inc.          U.S. Massachusetts
Watson Wyatt International, Inc.    U.S. Nevada
Watson Wyatt & Company II           U.S. Nevada


*All of these subsidiaries do business under their own name or under the name Watson Wyatt Worldwide.